UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2014

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Please refer to the discussion under Item 3.02, the text of which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On February 10, 2014, Biolase, Inc. (the "Company") entered into a Subscription Agreement with certain institutional investors listed thereon (the "Subscription Agreement") and sold an aggregate of 1,945,525 shares of the Company’s unregistered common stock (the "Common Stock") at a price of $2.57 per share of Common Stock, the closing price per share on NASDAQ on February 7, 2014. The sale of the Common Stock closed on February 10, 2014, and resulted in gross proceeds of $5.0 million.

The Common Stock has not been registered under the Securities Act of 1933 (the "Act") and was offered pursuant to the exemptions from registration set forth in section 4(2) of the Act, and Rule 506 of Regulation D promulgated under the Act. These transactions qualified for exemption from registration because, among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor took the Common Stock for investment and not resale, and the Company took appropriate measures to restrict the transfer of the Common Stock. No registration rights were provided and none of the Common Stock may be re-offered or resold absent either registration under the Act or the availability of an exemption from the registration requirements. The Company will pay $200,000 to Northland Securities, Inc. in connection with the sale of the Common Stock.

Proceeds from the offering are planned to be used to pay down the amounts outstanding under the Company's lines of credit with Comerica Bank, which totaled approximately $4.6 million at December 31, 2013. The foregoing description is qualified in its entirety by the terms of the Subscription Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.01.

Item 7.01 Regulation FD Disclosure.

On February 11, 2014, the Company issued a press release entitled "Biolase Raises $5 Million in Private Placement." A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Subscription Agreement.

99.1 Press Release of Biolase, Inc., dated February 11, 2014.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

February 12, 2014	By:	Federico Pignatelli

Name: Federico Pignatelli
Title: Chairman and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Subscription Agreement, dated February 10, 2014.
99.1	Press Release of Biolase, Inc., dated February 11, 2014.